Exhibit 99.1

MONARCH FINANCIAL HOLDINGS REPORTS

CONTINUED STRONG FINANCIAL RESULTS

Chesapeake, VA – Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported net income of $926,388 for the first quarter of 2007 compared to $807,424 in 2006, a 14.7% increase. The quarterly annualized return on average assets (ROA) was 1.01%, and the annualized return on average equity (ROE) was 10.80%. Quarterly basic earnings per share were $0.23, compared to $0.21 the previous year, a 9.5% increase.

At March 31, 2007 total assets were $409.5 million, up $60.8 million or 17.4% from $348.7 million one year prior. Total loans increased $64.9 million to $338.5 million, up 23.7% from the same period in 2006. Deposits increased $27.8 million to $318.3 million, up 9.6% from 2006. The Bank’s capital position remains strong with shareholders’ equity growing to $35.4 million at March 31, 2007, which represented 8.7% of total assets. Monarch remains “Well Capitalized,” the highest rating of capital strength by bank regulatory standards.

“Loan growth remained strong in the first quarter, and we are extremely pleased with the results of our new Kempsville office in Virginia Beach, which just opened in January. Our new investment and insurance brokerage, the Virginia Asset Group, had a great start to the year as well.” stated William ‘Tree’ Rountree, President and Chief Executive Officer. “We are excited about our recent announcement to enter the Outer Banks market trading under the name “OBX Bank”, and plan to have our first office in Kitty Hawk, North Carolina, opened in May. We took swift action in reorganizing our mortgage banking operation in January and are now outsourcing our mortgage backroom to protect us from any additional downside market risk. Our asset quality remains pristine with no non-performing loans at quarter end.”

Net interest income for the first quarter of 2007 grew 19.1% compared to the same period in 2006 due to growth in the balance sheet as well as a slight increase in the net interest margin to 4.42%. Non-interest income grew by 15.5% from the year earlier period due to increases in investment and insurance commission income and banking service charges and fees, which were offset by a decline in mortgage loan revenue. Monarch Home Funding was reorganized in January with the majority of non-client contact services outsourced on a per loan basis and salaried staff reduced by 75%. Non-interest expense grew 22.2%, with the majority of the increase related to new facilities, additional staffing related to growth, FDIC Insurance expense and franchise taxes. The Company booked a tax benefit related to the accounting for retirement plans that was partially offset by a salary and employee benefits expense in the first quarter of 2007.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with two offices in Chesapeake, four offices in Virginia Beach, and three offices in Norfolk, Virginia. Beginning in May 2007, OBX Bank will begin operations as a division of Monarch Bank with one office in Kitty Hawk, North Carolina. Services are also provided through fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (www.monarchbank.com). Our subsidiaries/divisions include Monarch Bank, OBX Bank, Monarch Home Funding (secondary mortgage origination), Virginia Asset Group, LLC (investment and insurance solutions) and Monarch Capital, LLC (commercial mortgage brokerage). We offer investment services through our ownership in BI Investments, LLC (investments and asset management), and insurance services through our ownership in Bankers Insurance, LLC (full-service insurance agency). The shares of Monarch Financial Holdings, Inc. are publicly traded on the NASDAQ Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com

Date:	April 19, 2007

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	March
	2007	2006
ASSETS:
Cash and due from banks	$8,284	$8,199
Interest bearing bank balances	10,321	8,364
Federal funds sold	973	451

Investment securities:
Securities available for sale	8,923	13,852
Securities held to maturity	23,578	28,057

Total investment securities	32,501	41,909

Mortgages held for sale	1,226	3,662

Loans	338,510	273,585
Less allowance for loan losses	(3,378)	(2,783)

Net loans	335,132	270,802

Bank premises and equipment	7,104	3,755
Restricted equity securities	3,979	2,535
Bank owned life insurance	6,358	6,115
Accrued interest receivable and other assets	3,600	2,926

Total assets	$409,478	$348,718

LIABILITIES:
Demand deposits—non-interest bearing	$59,001	$59,584
Demand deposits—interest bearing	9,182	10,027
Money market deposits	147,257	142,937
Savings deposits	6,337	8,676
Time deposits	96,488	69,192

Total deposits	318,265	290,416

FHLB borrowings	44,560	26,950
Trust preferred subordinated debt	10,000	—
Accrued interest payable and other liabilities	1,183	778

Total liabilities	374,008	318,144

MINORITY INTERESTS IN SUBSIDIARY	33	—

SHAREHOLDERS' EQUITY:
Preferred stock, $5 par value, 2,000,000 shares authorized, none issued	—	—
Common stock, $5 par, 20,000,000 shares authorized, issued 4,078,956 shares outstanding at , March 31, 2007 and 3,937,991 shares outstanding at March 31, 2006	20,395	19,690
Capital in excess of par value	9,967	9,687
Retained earnings	5,187	1,443
Accumulated other comprehensive loss	(112)	(246)

Total shareholders' equity	35,437	30,574

Total liabilities and shareholders' equity	$409,478	$348,718

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended March 31
	2007	2006
INTEREST INCOME:
Interest on federal funds sold	$5,086	$23,020
Interest on other bank accounts	17,317	65,929
Dividends on restricted securities	36,322	28,095
Interest & dividends on investment securities:
Taxable	161,253	177,361
Interest and fees on loans	6,759,212	5,039,086

Total interest income	6,979,190	5,333,491

INTEREST EXPENSE:
Interest on deposits	2,757,625	2,043,017
Interest on trust preferred subordinated debt	174,094	—
Interest on other borrowings	277,786	125,468

Total interest expense	3,209,505	2,168,485

NET INTEREST INCOME	3,769,685	3,165,006
PROVISION FOR LOAN LOSSES	143,000	96,257

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,626,685	3,068,749

NON-INTEREST INCOME:
Service charges on deposit accounts	249,839	202,433
Mortgage banking income	460,547	632,898
Investment and insurance commissions	245,365	10,474
Other income	90,994	60,632

Total non-interest income	1,046,745	906,437

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,082,589	1,632,425
Occupancy and equipment	427,155	354,572
Data processing	153,951	131,032
Other expenses	729,710	659,367

Total non-interest expense	3,393,405	2,777,396

INCOME BEFORE TAXES AND MINORITY INTERESTS	1,280,025	1,197,790

MINORITY INTEREST IN SUBSIDIARY'S INCOME	(20,430)	—

NET INCOME BEFORE TAXES	1,259,595	1,197,790
Income tax provision	333,207	390,366

NET INCOME	$926,388	$807,424

NET INCOME PER COMMON SHARE:
Basic	$0.23	$0.21
Diluted	$0.22	$0.19

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Unaudited)

(Dollars in thousands, except per share data)	Three Months Ended March 31
	2007	2006	Change
EARNINGS
Interest income	$6,979	$5,333	30.9%
Interest expense	3,210	2,168	48.1
Net interest income	3,769	3,165	19.1
Provision for loan losses	143	96	49.0
Noninterest income	1,046	906	15.5
Noninterest expense	3,393	2,777	22.2
Pre-tax net income	1,279	1,198	6.8
Minority interest in net income	20	0	100.0
Income taxes	333	391	(14.8)
Net income	926	807	14.7

PER COMMON SHARE
Earnings per share—basic	$0.23	$0.21	9.5%
Earnings per share—diluted	0.22	0.19	15.8
Book value	8.69	7.76	12.0
Closing market price (adjusted)	17.04	15.12	12.7

FINANCIAL RATIOS
Return on average assets	1.01%	1.04%	(2.9)%
Return on average shareholders' equity	10.80	10.80	0.0
Average equity to average assets	9.37	9.59	(2.3)
Net interest margin (FTE)	4.42	4.38	0.9
Non-interest revenue/Total revenue	13.0	14.5	(10.1)

PERIOD END BALANCES
Investment securities	$32,501	$41,909	(22.4)%
Total loans	338,510	273,585	23.7
Interest-earning assets	392,642	332,959	17.9
Assets	409,478	348,718	17.4
Total deposits	318,265	290,416	9.6
Other borrowings	54,560	26,950	102.4
Shareholders' equity	35,437	30,574	15.9

AVERAGE BALANCES
Total loans	$328,697	$267,444	22.9%
Interest-earning assets	354,678	301,374	17.7
Assets	371,099	316,249	17.3
Total deposits	304,507	271,101	12.3
Other borrowings	30,759	13,054	135.6
Shareholders' equity	34,768	30,313	14.7

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$3,235	$2,685	20.5%
Provision for loan losses	143	96	49.0
Charge-offs	—	—	n/a
Recoveries	—	2	n/a
Ending balance	3,378	2,783	21.4

ASSET QUALITY RATIOS
Nonperforming loans to total loans	0.00%	0.00%	0.0 bp
Allowance for loan losses to total loans	1.00	1.02	(0.0)%
Allowance for loan losses to nonperforming loans	0.00	0.00	100.0%
Charge-off loans to average loans	0.00	0.00	0.0%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	0	0	0.0%
Nonaccrual	0	0	100.0
OREO	0	0	0.0

Nonperforming assets	—	—	100.0%

bp - Change is measured as difference in basis points.